UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2009

COURIER CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts
(State or other jurisdiction of incorporation or organization)

Commission File Number: 0-7597

IRS Employer Identification Number: 04-2502514
15 Wellman Avenue, North Chelmsford, MA	01863
(Address of principal executive offices)	(Zip Code)

(978) 251-6000
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On January 14, 2009, Courier Corporation issued a press release announcing its financial results for the first quarter ended December 27, 2008. The full text of the press release is furnished as Exhibit 99.1 hereto.

Item 8.01     Other Events.

On January 14, 2009, Courier Corporation announced that its Board of Directors declared a quarterly cash dividend of $0.21 per share on its Common Stock. The full text of the press release is furnished as Exhibit 99.2 hereto.

On January 12, 2009, Courier Corporation announced its decision to close Book-mart Press, Inc., a short-run manufacturing subsidiary in North Bergen, New Jersey, and consolidate its one-color printing operations into other Courier facilities.  The full text of the press release is furnished as Exhibit 99.3 hereto.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Courier Corporation dated January 14, 2009 announcing financial results for the quarter ended December 27, 2008.

99.2	Press release of Courier Corporation dated January 14, 2009 announcing declaration of cash dividend.

99.3	Press release of Courier Corporation dated January 12, 2009 announcing decision to close Book-mart Press.

[Remainder of page left blank intentionally]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COURIER CORPORATION

		By:	/s/ Peter M. Folger
Peter M. Folger
Senior Vice President and
Chief Financial Officer
Date:	January 14, 2009

Exhibit Index

99.1	Press release of Courier Corporation dated January 14, 2009 announcing financial results for the quarter ended December 27, 2008.

99.2	Press release of Courier Corporation dated January 14, 2009 announcing declaration of cash dividend.

99.3	Press release of Courier Corporation dated January 12, 2009 announcing decision to close Book-mart Press.